Exhibit 99.1

DTS REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

Company Announces Stock Repurchase Program and Intent to Study the Potential Separation of its Business

Agoura Hills, Calif. — August 9, 2006 — DTS, Inc. (Nasdaq: DTSI) today reported results for the second quarter ended June 30, 2006.

For the second quarter of 2006, DTS reported revenue of $16.9 million and net income of $1.9 million, or $0.10 per diluted share, which includes $1.7 million, or $0.09 per diluted share, related to the favorable resolution of an income tax audit.  Also included in second quarter results was $1.1 million, or $0.04 per diluted share net of tax, in stock-based compensation expenses under FAS 123 (R).  This compares to revenue of $17.7 million and net income of $1.8 million, or $0.10 per diluted share, reported in the second quarter of 2005.

Excluding stock-based compensation expenses, non-GAAP net income for the second quarter of 2006 would have been $2.6 million, or $0.14 per diluted share.

In addition, DTS announced that its Board of Directors has authorized the repurchase of up to one million shares of the Company’s common stock in the open market or in privately negotiated transactions, depending upon market conditions and other factors.

Finally, the Company announced that it intends to study the potential separation of its business in order to better address rapidly evolving markets, proactively meet the changing needs of customers and increase shareholder value.

“Our financial results were ahead of our expectations and we are pleased with our execution in many areas of the business in the second quarter,” commented Jon Kirchner, president and CEO of DTS.  “In our consumer division, we saw DVD-HD and Blu-Ray Disc products come to market, representing the beginning of the transition to high definition optical media.  In addition, we had good growth and performance in the auto and PC markets and are encouraged by announcements that next generation drives will be appearing in a growing number of PC models later this year.  We are optimistic about the long-term opportunities in the consumer division, but are cautious about the pace of the transition to high definition formats.

“In the DTS-Digital Images business, we continued to make good progress in improving our technology platform. Our investments in the business over the past year have contributed to dramatically greater processing efficiency, enabling us to complete projects faster and more accurately.  As a result, certain projects were completed in the second quarter that were originally scheduled for later in the year.  In our Cinema division, we added Digital Booking Software capabilities, an important component to our product offerings.  Together with our licensing arrangement with Avica, these technologies offer a compelling solution for the digital content market.”

In a related release, DTS announced an exclusive license agreement with Avica Technology Corporation, a recognized name in the digital cinema market.

“We expect 2006 to continue to be a year of transition to high definition entertainment and are optimistic about the future of our business. As a result, we have undertaken a share repurchase program to enhance shareholder returns as our business accelerates in 2007 and beyond,” concluded Jon Kirchner.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on August 9, 2006.  To access the conference call, dial (800) 257-6607 for the US or Canada and (303) 262-2050 for international callers.  The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.dts.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter.  An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. ET on August 9, 2006 through August 15, 2006 by dialing (800) 405-2236 ((303) 590-3000 for callers outside the U.S. and Canada) and entering passcode 11065221.

Non-GAAP Financial Measures

In this earnings release and during our earnings conference call and webcast as described above, we use or plan to discuss certain Non-GAAP financial measures.  Generally, a Non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP.  A reconciliation between Non-GAAP and GAAP measures can be found in the accompanying tables.  We believe that, while these Non-GAAP measures are not a substitute for GAAP results, they provide a basis for comparing the Company’s results of operations in 2006 with those reported historically.  These Non-GAAP measures have been reconciled to the nearest GAAP measure as required under SEC rules. We compute Non-GAAP net income by adjusting GAAP net income for stock-based compensation charges related to the adoption of FAS 123(R) in January 2006.

About DTS
DTS, Inc. (Nasdaq: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience.  DTS decoders are in virtually every major brand of 5.1-channel surround processor, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide.  A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, Surround Music and DVD-ROM software.  DTS audio products are featured on more than 27,000 motion picture screens worldwide.  Additionally, DTS provides imaging technology and services for the motion picture industry; DTS Digital Images, formerly Lowry Digital Images, is a wholly-owned subsidiary of DTS and an industry leader in image restoration and enhancement.  Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in the United Kingdom, France, Italy, Canada, Hong Kong, Japan and China.  For further information, please visit www.dts.com.

DTS is a registered trademark of DTS, Inc.

Investor Relations Contacts:	Press Contact:
Erica Abrams	Kristin Thomson
The Blueshirt Group for DTS	Director of Public Relations
415-217-5864	DTS
erica@blueshirtgroup.com	818-706-3525 kristin.thomson@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the company’s inclusion in or exclusion from governmental and industry standards, customer acceptance of the company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, risks related to integrating acquisitions and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov.  DTS does not intend to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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(TABLES TO FOLLOW)

DTS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	As of	As of
	December 31,	June 30,
	2005	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,254	$36,517
Short-term investments	78,163	83,149
Accounts receivable, net of allowance for doubtful accounts of $370 and $373 at December 31, 2005 and June 30, 2006, respectively	7,311	7,007
Inventories	3,261	3,388
Deferred income taxes	7,255	7,687
Prepaid expenses and other current assets	3,112	2,096
Income taxes receivable, net	2,654	1,145
Total current assets	135,010	140,989
Property and equipment, net	7,375	9,448
Goodwill	3,585	3,585
Intangible assets, net	11,612	12,104
Deferred income taxes	303	16
Other assets	369	766
Total assets	$158,254	$166,908

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,634	$2,547
Accrued expenses	6,983	6,826
Deferred revenue	2,630	61
Total current liabilities	12,247	9,434
Deferred income taxes	1,917	1,465
Other liabilities	—	208

Stockholders’ equity:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized at December 31, 2005 and June 30, 2006; no shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000,000 shares authorized at December 31, 2005 and June 30, 2006; 17,472,543 and 17,681,797 shares issued and outstanding at December 31, 2005 and June 30, 2006, respectively	2	2
Additional paid-in capital	122,847	125,668
Retained earnings	21,241	30,131
Total stockholders’ equity	144,090	155,801

Total liabilities and stockholders’ equity	$158,254	$166,908

DTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2006	2005	2006
	(Unaudited)

Revenues:
Technology and film licensing	$12,835	$11,742	$31,299	$34,587
Product sales and other revenues	4,893	5,155	8,486	11,011
Total revenues	17,728	16,897	39,785	45,598
Cost of goods sold:
Technology and film licensing	1,035	1,200	2,317	2,478
Product sales and other revenues	3,995	3,834	7,176	8,698
Total cost of goods sold	5,030	5,034	9,493	11,176
Gross profit	12,698	11,863	30,292	34,422
Operating expenses:
Selling, general and administrative	8,080	10,007	16,124	19,905
Research and development	2,532	2,983	4,626	5,701
In-process research and development	—	—	2,300	—
Total operating expenses	10,612	12,990	23,050	25,606
Income (loss) from operations	2,086	(1,127)	7,242	8,816
Interest income, net	835	1,226	1,189	2,262
Other income (expense), net	(11)	10	(23)	50
Income before income taxes	2,910	109	8,408	11,128
Provision (benefit) for income taxes	1,094	(1,774)	3,036	2,238
Net income	$1,816	$1,883	$5,372	$8,890
Net income per common share:
Basic	$0.10	$0.11	$0.31	$0.51
Diluted	$0.10	$0.10	$0.30	$0.49
Weighted average shares used to compute net income per common share:
Basic	17,331,602	17,547,433	17,206,415	17,521,284
Diluted	18,264,458	18,340,307	18,180,973	18,316,120

DTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	As Reported	FAS 123(R)	Non-GAAP	As Reported	FAS 123(R)	Non-GAAP
	2006	Adjustments	2006	2006	Adjustments	2006
	(Unaudited)			(Unaudited)

Revenues:
Technology and film licensing	$11,742		$11,742	$34,587		$34,587
Product sales and other revenues	5,155		5,155	11,011		11,011
Total revenues	16,897	—	16,897	45,598	—	45,598
Cost of goods sold:
Technology and film licensing	1,200	18	1,182	2,478	22	2,456
Product sales and other revenues	3,834	56	3,778	8,698	70	8,628
Total cost of goods sold	5,034	74	4,960	11,176	92	11,084
Gross profit	11,863	(74)	11,937	34,422	(92)	34,514
Operating expenses:
Selling, general and administrative	10,007	884	9,123	19,905	1,380	18,525
Research and development	2,983	115	2,868	5,701	220	5,481
Total operating expenses	12,990	999	11,991	25,606	1,600	24,006
Income (loss) from operations	(1,127)	(1,073)	(54)	8,816	(1,692)	10,508
Interest income, net	1,226		1,226	2,262		2,262
Other income, net	10		10	50		50
Income before income taxes	109	(1,073)	1,182	11,128	(1,692)	12,820
Provision (benefit) for income taxes	(1,774)	(357)	(1,417)	2,238	(582)	2,820
Net income	$1,883	$(716)	$2,599	$8,890	$(1,110)	$10,000
Net income per common share:
Basic	$0.11	$(0.04)	$0.15	$0.51	$(0.06)	$0.57
Diluted	$0.10	$(0.04)	$0.14	$0.49	$(0.06)	$0.55
Weighted average shares used to compute net income per common share:
Basic	17,547,433	17,547,433	17,547,433	17,521,284	17,521,284	17,521,284
Diluted	18,340,307	18,340,307	18,340,307	18,316,120	18,316,120	18,316,120